Exhibit 23











                         Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 2-90488) pertaining to the Donaldson Company, Inc. Employees' Retirement Savings Plan and in the related Prospectus of our report dated January 20, 1999, with respect to the financial statements and schedules of the Donaldson Company, Inc. Employees' Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended July 31, 1998.


                                       /s/Ernst & Young LLP


Minneapolis, Minnesota
January 22, 1999